Exhibit 3.1

British Virgin Islands

The BVI Business Companies Act

(No. 16 of 2004)

Memorandum and Articles of Association

of

Hollysys Automation Technologies Ltd.

Incorporated the 6th day of February, 2006

Amended and Restated the 7th day of January, 2021 and filed on the 7th day of January, 2021

Maples Corporate Services (BVI) Limited

P.O. Box 173 Kingston Chambers Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(the “Act”)

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Hollysys Automation Technologies Ltd.

1	NAME

The name of the Company is Hollysys Automation Technologies Ltd.

2	COMPANY LIMITED BY SHARES

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

3	REGISTERED OFFICE

The first registered office of the Company will be situated at the office of the registered agent which is at P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the office of the registered agent.

4	REGISTERED AGENT

The first registered agent of the Company will be Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

5	GENERAL OBJECTS AND POWERS

Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 (the “Act”) or as the same may be revised from time to time, or any other law of the British Virgin Islands.

6	LIMITATIONS ON THE COMPANY’S BUSINESS

For the purposes of section 9(4) of the Act the Company has no power to:

(a)	carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

(b)	carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(c)	carry on the business of company management unless it is licensed under the Companies Management Act, 1990;

(d)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

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(e)	carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Mutual Funds Act, 1996.

7	AUTHORISED SHARES

(a)	The Company is authorised to issue 190,000,000 shares divided into:

(i)	100,000,000 ordinary shares of US$0.001 par value each (the “Ordinary Shares”); and

(ii)	90,000,000 preferred shares of US$0.001 par value each (the “Class A Preferred Shares”).

(b)	The shares in the Company shall be issued in the currency of the United States of America.

(c)

Each share in the Company confers on the holder (in addition to any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for elsewhere in this Memorandum or in the Articles):

(i)	the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(ii)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(iii)	the right to an equal share in the distribution of the surplus assets of the Company.

(d)

For the purpose of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to any of the shares as provided for in or determined in accordance with the Articles are deemed to be set out and stated in full in this Memorandum.

8	REGISTERED SHARES ONLY

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9	AMENDMENTS

Subject to the provisions of the Act, the Company shall by resolution of the directors or members have the power to amend or modify any of the conditions contained in this Memorandum of Association.

We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 6th day of February 2006.

Incorporator

Sgnd. Scott Johnstone
Scott Johnstone
Authorised Signatory
Maples Finance BVI Limited

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Hollysys Automation Technologies Ltd.

1.	INTERPRETATION

1.1.

References in these Articles of Association (“Articles”) to the Act shall mean the BVI Business Companies Act, 2004. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to Persons shall include corporations and all legal entities capable of having a legal existence.

1.2.	In these Articles, except where the subject or context otherwise requires:

1.2.1.	“Act” means the BVI Business Companies Act, 2004, as amended from time to time.

1.2.2.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have correlative meanings. For the avoidance of doubt, an Affiliate of any trust shall include the grantors and trustees of such trust;

1.2.3.	“Associate”

In relation to an individual means:

(a)	that individual’s spouse or civil partner, natural or adopted child, or step-child,

(b)	any body corporate of which that individual is a director,

(c)	any body corporate in which that individual holds shares, whether legally or beneficially, and

(d)	any employee or partner of that individual.

In relation to a body corporate, means:

(a)	its directors;

(b)	any person who owns or controls 20% or more of its equity share capital;

(c)

its parent, subsidiaries and fellow subsidiaries, and their associated companies, and companies of which such companies are associated companies (for this purpose a company is associated with another company is it owns or controls 20% or more of the equity share capital);

(d)	any body corporate of which that body is a director, and

(e)	any employee or partner of that body or of any associate of that company.

In relation to a partnership that is a legal person under the law by which it is governed, means:

(a)	any employee of or partner in that partnership,

(b)	any person who is an associate of a partner in that partnership,

(c)	any body corporate of which that partnership is a director, and

(d)	any body corporate of which that partnership holds shares, whether legally or beneficially.;

In relation to a partnership that is not a legal person under the law by which it is governed, means any person who is an associate of any of the partners;

1.2.4.

“Beneficial owner,” “beneficial ownership” or “beneficially owned,” shall be ascertained in accordance with Rule 13d-3 of Regulation 13D promulgated by the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor to that Rule;

1.2.5.	BVI means the British Virgin Islands;

1.2.6.

“Disclosing Persons” include (i) the member who submits a disclosure statement to the Company pursuant to Article 8, (ii) the beneficial owner(s), if different, on whose behalf the disclosure statement is made and (iii) each Affiliate of such member or beneficial owner;

1.2.7.	“Distribution” includes, in relation to a distribution by the Company to a shareholder:

(a)	the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the shareholder;

(b)	the incurring of a debt to or for the benefit of the shareholder, or

(c)

in relation to the Shares held by the shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

1.2.8.	“Fair Market Value” of Shares to be redeemed means the product of the number of Shares redeemed multiplied by the Redemption Price;

1.2.9.	“Fractional Share” means a fraction of a Share;

1.2.10.

“Interest” includes an interest of any kind whatsoever in or to any Share or any right to control the voting or other rights attributable to any Share, disregarding any conditions or restrictions to which the exercise of any right attributed to such interest may be subject, and shall include any direct or indirect interest whether contingent or otherwise in such Shares whether by way of legal title or beneficial interest (whether by way of trust instrument, deed, depositary arrangement or otherwise) or arising by virtue of any contract, agreement, instrument, security, securities (in whatever form and whether publicly traded or not), trust, nominee or any other form of arrangement whatsoever (including without limitation by virtue of any warrant, option, derivative, conversion right or by virtue of any other instrument or agreement of a similar nature) and whether formal or informal in nature and “Interested” shall be construed accordingly;

1.2.11.	“Judgment” means a judgment for a liquidated amount in a civil matter which is enforceable under the laws of the British Virgin Islands;

1.2.12.

“Judgment Amount” means the sum of (i) the liquidated amount of the Judgment, (ii) interest thereon at the legal rate of the jurisdiction in which it was entered from the date of such entry through the Date Fixed for Redemption, and (iii) reasonable expenses of the Company (including its reasonable attorney fees, court costs, administration and overhead costs, and any other related expenses) of enforcing the Judgment and/or redeeming its Shares to satisfy the same, less the sum of any amounts thereto already paid in respect of or otherwise to be credited against, the Judgment;

1.2.13.	“Member’s Business Notice” means a written notice to the Company complying with the provisions of Article 9;

1.2.14.

“Person” means any natural person, corporation, company incorporated under the Act, limited liability company, general partnership, limited partnership, proprietorship, or other business organization, trust, union, or association;

1.2.15.	“Redemption Price” means:

(a)

if the class of Shares to be redeemed is traded in the over-the-counter market in the U.S. and not on any national securities exchange in the U.S., the average of the per Share closing bid prices of the Shares on the twenty (20) consecutive trading days immediately preceding the Date Fixed for Redemption, as reported by The OTC Bulletin Board (OTCBB) or the Pink Sheets LLC if the Shares are not quoted on the OTCBB (or an equivalent generally accepted reporting service if quotations are not reported on The Pink Sheets LLC), or

(b)

if the class of Shares to be redeemed is traded on a national securities exchange in the U.S., the average for the twenty (20) consecutive trading days immediately preceding the Date Fixed for Redemption of the daily per Share closing prices of the Shares in on the principal stock exchange in the U.S. on which they are listed.

For the purposes of clause (a) above, if trading in the Shares is not reported on the OTCBB, the bid price referred to in said clause shall be the lowest bid price as reported in the Pink Sheets LLC or, if not reported thereon, an equivalent generally accepted reporting service and, if such Shares are not so reported shall be the price of a Share determined by the directors in good faith.

The closing price referred to in clause (b) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the last reported sale price previously reported on the national securities exchange in the U.S. on which the class of Shares is then listed;

1.2.16.

“Share” means a Share in the Company issued subject to and in accordance with the provisions of the Act, the Memorandum of Association and these Articles. All references to “Shares” herein shall be deemed to be Shares of any or all classes or series as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include any Fractional Share;

1.2.17.

“Synthetic Equity Position” means the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Disclosing Persons with respect to any Shares of any class or series of Shares of the Company; provided that, for the purposes of this definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Disclosing Persons satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than Disclosing Persons that so satisfy Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Disclosing Persons as a hedge with respect to a bona fide derivatives trade or position of such Disclosing Persons arising in the ordinary course of any such Disclosing Person’s business as a derivatives dealer;

1.2.18.	“U.S.” means the United States of America.

2.	SHARES

2.1.

Every Person whose name is entered as a member in the share register, being the holder of registered Shares, shall without payment, be entitled to a certificate signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the Share or Shares held and the par value thereof, provided that in respect of Shares held jointly by several Persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

2.2.

If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a Share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any Person by virtue of the possession of such a certificate.

3.	SHARES AND VARIATION OF RIGHTS

3.1.

Without prejudice to any rights previously conferred on the holders of any existing Shares or class of Shares, any Share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.

3.2.

Subject to the provisions of these Articles (including Articles 3.3 and 3.4), all unissued Shares (whether forming part of the original or any increased authorised Shares) shall be under the control and at the disposal of the directors who may, in their absolute discretion:

(a)

offer, allot, grant options over or otherwise dispose of them to such Persons at such times, in such manner and for such consideration, being not less than the par value of the Shares being disposed of, on such terms and having such rights and being subject to such restrictions and upon such terms and conditions as the directors may determine; and

(b)

grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, at such times and on such other terms as they think proper.

3.3.

Subject to these Articles and provided that a corresponding amendment is made to paragraph 7 of the Memorandum to reflect the resulting classes of shares, the directors may authorise the division of unissued Shares into any number of classes and the different classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by a Resolution of Directors.

3.4.

Subject to these Articles, the directors may issue from time to time, out of the authorised Shares of the Company, series of preferred shares in their absolute discretion; provided, however, before any preferred shares of any such series are issued, the directors shall by a Resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other class or any other series of Shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)

whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of Shares of any other class or any other series of Shares;

(f)

whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the preferred shares of such series shall be convertible into, or exchangeable for, Shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or Shares of any other class of shares or any other series of preferred shares;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional Shares of such series or of any other class of Shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

3.5.

If at any time the Company is authorised to issue Shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of not less than three-fourths of the issued Shares of that class, and the holders of not less than three-fourths of the issued Shares of any other class of Shares whose rights are adversely affected by such variation.

3.6.

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

3.7.

Except as required by the Act, no Person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except as provided by these Articles or by the Act) any other rights in respect of any Share except any absolute right to the entirety thereof by the registered holder.

4.	REDEMPTION

4.1.

Subject to the provisions of the Act in this regard, Shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such Shares may determine. Sections 60 (Process for Purchase, Redemption or Other Acquisition of Own Shares), 61 (Offer to One or More Shareholders) and 62 (Shares Redeemed Otherwise than at Option of Company) of the Act shall not apply to the Company. The Company may redeem any Share issued by the Company at a premium.

4.2.

Without limiting the generality of Article 4.1, in furtherance thereof and in addition to any other rights or remedies available to the Company at law or in equity, the Company may at any time and from time to time redeem, at the Redemption Price per Share, all or any of its outstanding Shares beneficially owned by any Person, or registered in the name of any Person whose name is entered as a member in the share register, against whom the Company has a Judgment.

4.2.1.

At least thirty (30) calendar days before the date fixed for redemption as determined by resolution of the directors (the “Date Fixed for Redemption”), a written redemption notice (the “Redemption Notice”) shall be sent to each beneficial owner and registered holder (if different, from the beneficial owner) whose Shares are to be redeemed by first-class mail, postage prepaid, at the address of the beneficial owner and registered holder (if different from the beneficial owner) as shown on the records of the Company, stating: (i) the class(es) of Shares and the number of Shares in each such class to be redeemed from the beneficial owner, (ii) the Date Fixed for Redemption, (iii) information on the method to be used to determine Redemption Price in accordance with Article 1.2.15, (iv) the Judgment Amount and (v) the address of the place where the certificates for the Shares to be redeemed shall be surrendered for redemption.

4.2.2.

On or before the Date Fixed for Redemption, each beneficial owner and registered holder (if different from the beneficial owner) of the Shares to be redeemed shall surrender the certificates representing these Shares to the Company at the place so designated therefor in the Redemption Notice unless the Judgment Amount has theretofore been satisfied in full.

4.2.3.	On the Date Fixed for Redemption the Company shall pay the Redemption Price for the Shares redeemed by offsetting the Fair Market Value of the Shares redeemed against the Judgment Amount.

4.2.4.

If the Fair Market Value of the Shares redeemed exceeds the Judgment Amount, then new Shares determined by dividing such excess by the Redemption Price (and rounding the quotient down to the nearest whole Share) shall be issued to the Person whose Shares were redeemed.

4.2.5.

In lieu of any Fractional Shares otherwise issuable, the Company shall pay an amount equal to the Redemption Price multiplied by the fraction. If the Fair Market Value of the Shares redeemed is insufficient to fully satisfy the Judgment Amount, the Company shall retain the right to pursue all of its rights and remedies otherwise available to satisfy the deficiency.

4.2.6.

If the Redemption Notice is given in the manner provided in this Article, whether or not the certificates covering these Shares are surrendered, all rights with respect to the redeemed Shares shall terminate except for the right of the Person whose Shares are so redeemed to receive credit by offset against the Judgment Amount as herein provided.

5.	TRANSFER OF SHARES

5.1.

Subject to these Articles, registered Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the Shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered Share shall be sent to the Company for registration.

5.2.

Subject to the Memorandum of Association, these Articles and to Section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

6.	TRANSMISSION OF SHARES

6.1.

Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only Person recognised by the Company as having any title to his Share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a)

a grant of probate of the deceased’s will, or grant of letters of administration of the deceased’s estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member’s estate; or

(b)	the appointment of a guardian of an incompetent member; or

(c)	the appointment as trustee of a bankrupt member; or

(d)	upon production of any other reasonable evidence of the applicant’s beneficial ownership of, or entitlement to the Shares,

to the Company’s registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the Share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the share register as the legal and or beneficial owner of the Shares.

6.2.	The production to the Company of any document which is reasonable evidence of:

(a)	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b)	the appointment of a guardian of an incompetent member; or

(c)	the trustee of a bankrupt member; or

(d)

the applicant’s legal and or beneficial ownership of the Shares, shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

6.3.

Any person becoming entitled by operation of law or otherwise to a Share or Shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of Shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

6.4.

Any person who has become entitled to a Share or Shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such Share or Shares and such request shall likewise be treated as if it were a transfer.

6.5.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

7.	ACQUISITION OF OWN SHARES

7.1.

Sections 60 (Process for Purchase, Redemption or Other Acquisition of Own Shares), 61 (Offer to One or More Shareholders) and 62 (Shares Redeemed Otherwise than at Option of Company) of the Act shall not apply to the Company.

7.2.

Subject to the provisions of the Act and these Articles, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company’s own Shares for such consideration as they by a resolution of directors consider fit, and either cancel or hold such Shares as treasury Shares. The directors may, on behalf of the Company, dispose of any Shares held as treasury Shares on such terms and conditions by a resolution of directors as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued Shares in the Company.

7.3.	The Company may by resolution of directors amend the Memorandum of Association to increase or reduce the number of Shares the Company is authorised to issue.

7.4.	The Company may by resolution of members:

(a)	divide any issued Shares of a class or series into a larger number of Shares of the same class or series; or

(b)	combine any issued Shares of a class or series into a smaller number of Shares of the same class or series;

provided, however, that where Shares with a par value are divided or combined under paragraphs (a) or (b) of this Article, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares.

7.5.	Where any difficulty arises in regard to any consolidation and division under Article 7.4, the Company by a resolution of directors may settle the same as it thinks expedient.

8.	DISCLOSURE NOTICES

8.1.	The Company may at any time deliver to any Person:

(a)	whom the Company knows or has reasonable cause to believe is Interested in the Company’s Shares;

(b)

whom the Company knows or has reasonable cause to believe to have been so Interested at any time during the three years immediately preceding the date on which the Disclosure Notice is issued (the “Disclosure Period”); or

(c)

who has submitted a Disclosure Statement pursuant to Article 8.3 or Article 9.4 and the Company knows or has reasonable cause to believe such Disclosure Statement requires updating to bring the information contained in the Disclosure Statement current.

a notice in writing (“Disclosure Notice”) requiring that Person to make written disclosure in accordance with the provisions of this Article 8 (a “Disclosure Statement”).

8.2.	A Disclosure Notice delivered under Article 8.1 must be in writing and state the time within which the Disclosure Statement must be made.

8.3.

Any member of the Company wishing to propose business to be put before a general meeting of members shall also submit to the Company a Disclosure Statement complying with the provisions of this Article 8 and Article 9.

8.4.	A Disclosure Statement shall:

(a)	state the name and address of the Person or Persons making the Disclosure Statement;

(b)	identify the Interest (if any) that the Disclosing Persons have in the Company’s Shares;

(c)

identify any Associates of the Disclosing Persons that are Interested in the Company’s Shares, including whether such Persons are or were parties to: (x) an agreement to acquire Interests in a particular Person; or (y) an agreement or arrangement relating to the exercise of any rights conferred by the holding of the Shares; or (z) the nature and extent of any Interest in the Shares;

(d)

identify the number, class or series of Shares in the Company that are, directly or indirectly, owned legally or beneficially by such Disclosing Persons (including any class or series of the Shares as to which such Disclosing Persons have a right to acquire beneficial ownership at any time in the future);

(e)	identify each Disclosing Person’s Synthetic Equity Position;

(f)	identify any right to dividends on any Shares of the Company owned beneficially by such Disclosing Persons that are separated or separable from the underlying Shares of the Company;

(g)

identify any material pending or threatened legal proceeding to which any of the Disclosing Persons is or may be a party or material participant involving the Company or any of its officers, directors or Affiliates;

(h)	identify any other material relationship between the Disclosing Persons, on the one hand, and the Company, any of its officers, directors or any of its Associates, on the other hand,

(i)

identify any direct or indirect interest in any contract or agreement any of the Disclosing Persons has or has had with the Company or any of its Affiliates (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and

(j)

in the case of a Disclosure Statement requested by the Company pursuant to Article 8.1, provide such further information as may be required in the Disclosure Notice, which may include (but is not limited to) particulars of the Disclosing Persons’ Interest in the Company’s Shares held at any time during the Disclosure Period and if the Disclosing Persons’ Interest in the Company’s Shares is a past Interest, particulars of the identity of the Person or Persons who held the Interest immediately upon the Disclosing Persons ceasing to hold it (so far as within the knowledge of the Disclosing Persons).

8.5.

A Disclosure Statement shall be signed by or on behalf of the Person required by this Article 8 to make the Disclosure Statement. A Disclosure Statement shall be treated as signed on behalf of a Person only if (a) it is signed by an individual who is expressed to be duly authorised to sign for and on behalf of that Person and (b) it specifies the position or gives details of the power of attorney or other document held by that individual from which the individual derives authority.

8.6.

Where the Company delivers a Disclosure Notice pursuant to Article 8.1 to a Person appearing to be Interested in any Share, then to the extent of the Company’s knowledge, it shall simultaneously give a Disclosure Notice to the member holding the relevant Share, but the accidental omission to do so or the non-receipt of the copy by the member holding the relevant Share shall not prejudice the operation of the provisions of this Article 8.

8.7.

Where any member required to submit a Disclosure Statement pursuant to this Article 8 or a Member’s Business Notice pursuant to Article 9 is in default (“Defaulting Member”), then the directors of the Company may declare such member to be in default and forthwith upon such declaration, the restrictions referred to in Article 8.10 shall apply in respect of all the Shares in the Company in which such member is or appears to be Interested.

8.8.	For the purposes of Article 8.7, a Person shall be deemed to be in default where such Person:

(a)	fails to submit a Disclosure Statement or a Member’s Business Notice (as applicable);

(b)	submits a Disclosure Statement or a Member’s Business Notice which is incomplete or omits information required by Article 8.4 or Article 9 (as applicable) to be included; or

(c)	is determined by the directors of the Company to have submitted a Disclosure Statement which contains false or incorrect or misleading information.

8.9.	Immediately upon the making of a declaration by the directors pursuant to Article 8.10, the Company shall give written notice of default (“Notice of Default”) to the Defaulting Member.

8.10.	The restrictions referred to in Article 8.7 are as follows:

(a)	the Defaulting Member shall not be entitled, unless otherwise determined by the directors from time to time, in respect of the Shares held by the Defaulting Member:

(i)

to attend or to vote, either personally or by proxy, at any meeting of members (including any Special Meeting (as defined in Article 10.2)), or to exercise any other right conferred by membership in relation to meetings of the Company, including the right to request a Special Meeting pursuant to Article 10.2;

(ii)	to receive any payment by way of dividend and no Share shall be allotted in lieu of payment of a dividend; or

(iii)	to transfer or agree to transfer any of those Shares or any rights in them;

(b)

if the default Shares are held by a depositary, the provision of this Article 8 shall be treated as applying only to those Shares held by the depositary in which the Defaulting Member (together with its Affiliates) appears to be Interested and not to any other Shares held by the depositary.

8.11.

The restrictions imposed by Article 8.10 shall continue until the directors determine that the default has been remedied, provided that, in order to ensure all members have the benefit of the disclosures contemplated by Article 8 and Article 9 in order to vote, either personally or by proxy, at any applicable meeting of the members, if such default is remedied during the period commencing fifteen (15) days prior to the applicable meeting then it shall be deemed to have been remedied only after the meeting has concluded.

8.12.

If any dividend or other distribution is withheld under Article 8.10(a)(ii), the Defaulting Member shall be entitled to receive it as soon as practicable after the restrictions contained in Article 8.10 cease to apply.

8.13.

If, while any of the restrictions referred to above apply to a Share, another Share is allotted or offered in right of it (or in right of any Share to which this Article 8 applies), the same restrictions shall apply to that other Share as if it were a default Share. For this purpose, Shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and Shares not offered to certain members by reason of legal or practical problems associated with issuing or offering Shares outside the British Virgin Islands) to shareholders of Shares of the same class as the default Share shall be treated as Shares allotted in right of existing Shares from the date on which the allotment is unconditional or, in the case of Shares so offered, the date of the acceptance of the offer.

8.14.

For the purposes of this Article 8, the percentage of the issued Shares of a class represented by a particular holding shall be calculated by reference to the Shares in issue at the time when the Disclosure Statement is given pursuant to Article 8.1, Article 8.3 or Article 9.4, as applicable.

9.	MEMBER’S BUSINESS NOTICE

9.1.

Any member(s) of the Company seeking to table a resolution before an annual general meeting of members shall deliver a Member’s Business Notice not less than ninety (90) days prior to such annual general meeting or, if later, no more than ten (10) days after public disclosure of the date of such annual general meeting is made by the Company.

9.2.	A Member’s Business Notice shall be in writing and be to the directors and shall contain the following information as to each proposed item of business or proposal for such meeting:

(a)	the text of the proposed resolution or business, and a brief description of such resolution or business;

(b)	the reasons why such resolution or business should be placed before the meeting;

(c)	any interest which the member of the Company delivering the Member’s Business Notice has in such resolution or business; and

(d)

details of any and all agreements, arrangements and understandings subsisting between or among the member of the Company delivering the Member’s Business Notice and any other Person (including their names) in connection with the Member’s Business Notice or as to the manner in which any votes are to be cast in respect of such resolution or business.

9.3.

Where the Member’s Business Notice includes a proposal for the appointment of a director of the Company, whether in addition to or in substitution for any existing director, then in addition to the information required to be provided under Article 9.2, the Member’s Business Notice must contain, with respect to each candidate nominated for appointment:

(a)	the information required under Article 8.4 as if the candidate were a Disclosing Person;

(b)	a consent to act pursuant to section 112 of the Act;

(c)	a full curriculum vitae including but not limited to details of his/her board experience, and other directorships held;

(d)	a statement of the Shares in the Company, if any, held by the candidate or on the candidate’s behalf or in which the candidate is Interested;

(e)

a statement setting out the reasons why the Person is being proposed as a candidate and the contribution which it is contemplated such Person will make to the Company’s board of directors if elected; and

(f)

a description of any direct or indirect material interest in any contract or agreement between or among the Disclosing Persons delivering the Member’s Business Notice, or any participant in a solicitation with such Disclosing Persons, on the one hand, and the candidate, the candidate’s respective Associates or any participant in the solicitation, on the other hand.

9.4.

Any member of the Company who intends to requisition a Special Meeting (as defined in Article 10.2) pursuant to section 82(2) of the Act and/or Article 10.2 shall give promptly a written notice to the Company of his intention to do so and shall deliver with such notice, (i) a request that the directors establish a record date for the purpose of determining the members entitled to demand that the Company call a Special Meeting (a “Demand Record Date”); (ii) a Member’s Business Notice complying with Articles 9.2 and Article 9.3 with respect to the proposed business to be brought before the Special Meeting; and (iii) a Disclosure Statement complying with Article 8.

9.5.

Upon receipt of a Member’s Business Notice under Articles 9.3 or 9.4 which includes a proposal for the appointment of a director, the Company shall provide the candidate nominated for appointment with a written questionnaire with respect to the background, qualifications, Share ownership and independence of such person. The completed questionnaire must be returned to the Company within seven (7) days of receipt by such candidate.

9.6.

Within ten (10) days after receipt of a Disclosure Statement and a Member’s Business Notice submitted pursuant to Article 9.4 in proper form and otherwise compliant with the requirements of these Articles, the directors shall by resolution fix a Demand Record Date.

9.7.

A Demand Record Date shall be no earlier than the date such resolution is adopted and no later than five (5) days after such resolution is adopted. If no resolution fixing a Demand Record Date has been adopted by the directors within such ten (10) days period, the Demand Record Date in respect thereof shall be deemed to be the date that Disclosure Notice was submitted pursuant to Article 9.4.

9.8.

The Company shall be entitled to keep a register of information received pursuant to Article 8 and this Article 9. The Company will within three (3) days of receipt of such information enter on the register:

(a)	the fact the requirement was imposed and the date it was imposed; and

(b)	the information received in pursuance of the requirement.

10.	MEETINGS OF MEMBERS

10.1.	The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable.

10.2.

Subject to Article 8 and Article 9, the directors shall convene such a meeting of the members of the Company (a “Special Meeting”) upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the Special Meeting is requested and concurrently with the delivery of such written request by the members, the members shall submit updated Disclosure Statement and Member’s Business Notice previously submitted pursuant to Article 9.4 dated as of the date of such written consent.

10.3.	The only business to be conducted at a Special Meeting shall be the business specified in the applicable Member’s Business Notice or as specified in the notice of the meeting by the directors.

10.4.

A member by or on whose behalf a written request is made under Article 10.2 may revoke his request by a written revocation delivered to the Company at any time before the notice of the Special Meeting is delivered by the directors. If as a result of any such revocation, there no longer are unrevoked requests from members holding more than thirty (30) percent of the voting rights in respect of the matter for which the Special Meeting is requested, the directors shall have the discretion to determine whether or not to proceed with the Special Meeting.

10.5.

Seven (7) days’ notice at the least specifying the place, the day and the hour of any meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such Persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

10.6.	Notwithstanding Article 10.5, a meeting of members held in contravention of the requirement to give notice in Article 10.5 is valid if members holding a ninety (90) percent majority of:

(a)	the total voting rights on all the matters to be considered at the meeting; or

(b)	the votes of each class or series of Shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

10.7.	The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice, shall not invalidate the meeting.

11.	PROCEEDINGS AT MEETINGS OF MEMBERS

11.1.

No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the Shares of each class or series of Shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining Shares entitled to vote thereon.

11.2.	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

11.3.

The Chairman of the Board of Directors as defined in Article 17.2 shall take the chair at every general meeting of members as the chairman of the meeting (the “Chairman”). If the Chairman of the Board of Directors is not present within 15 minutes after the time appointed for holding such meeting, the directors present shall choose one of their number as chairman of the meeting. If no director be present or if all the directors present decline to take the chair or if the chairman chosen shall retire from the chair, then the person representing the greatest number of voting Shares present at the meeting shall preside as chairman of the general meeting. If the person representing the greatest number of voting Shares present at the meeting declines to take the chair at such meeting, then the other members present shall choose one of their number to be chairman of the meeting.

11.4.

The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.5.

At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairman; or

(b)	by any member present in person or by proxy and holding not less than one tenth of the total voting Shares issued by the Company and having the right to vote at the meeting.

11.6.

Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11.7.

If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

12.	VOTES OF MEMBERS

12.1.	At any meeting of members whether on a show of hands or on a poll every holder of a voting Share present in person or by proxy shall have one vote for every voting Share of which he is the holder.

12.2.

Subject to the Memorandum of Association or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.

12.3.	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

12.4.

If two or more Persons are jointly entitled to a registered Share or Shares and if more than one of such Persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 12.1, the vote of that Person whose name appears first among such voting joint holders in the share register shall alone be counted.

12.5.	Votes may be given either personally or by proxy.

12.6.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the Person named in such instrument proposes to vote.

12.7.	Subject to Article 12.8 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

12.8.

The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven (7) days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.

13.	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

13.1.

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise an individual as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the individual so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

14.	DIRECTORS

14.1.	Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than one and not more than five (5).

14.2.

The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed by the members or the directors for such terms as the resolution appointing them may prescribe and may be removed by resolution of directors with or without cause or removed by the members only for cause by resolution of members.

14.3.

Notwithstanding the provisions of Section 114 of the Act, each director holds office until his successor takes office or until his earlier death, resignation or removal by the members as per Article 14.2 or a resolution passed by the majority of the remaining directors.

14.4.

A vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors. For the purpose of this article, “vacancy” shall mean a vacancy arising by reason of the death, removal, resignation or disqualification of a director.

14.5.

No person shall be appointed as a director pursuant to a resolution of members unless the information and documents required by Articles 9.3 and Article 9.4 to be submitted in respect of a person proposed for appointment as a director, including pursuant to a Member’s Business Notice, have been provided to the Company in respect of such director.

14.6.

A director shall not require a Share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of Shares in the Company.

14.7.

A director, by writing under his hand deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Article 17.10 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under his hand deposited at the registered office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

14.8.

The directors may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

14.9.

Any director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

14.10.

The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

14.11.	The office of director shall be vacated if the director:

(a)	is removed from office by resolution of members for cause only; or

(b)	is removed from office by resolution of the directors of the Company with or without cause; or

(c)	is or becomes disqualified to act as a director under Section 111 of the Act.

14.12.

(a)

A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

(b)

A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the Shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

(c)

No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 14.12 (d) below is followed.

(d)

A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.

(e)	A director of the Company is not required to comply with Article 14.12(d) above if:

(i)	the transaction or proposed transaction is between the director and the Company; and

(ii)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

(f)

For the purposes of Article 14.12(d) above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

(g)	Subject to Section 125(1) of the Act, the failure by a director to comply with Article 14.12(d) does not affect the validity of a transaction entered into by the director or the Company.

15.	OFFICERS

15.1.

The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural and regulatory requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

15.2.

Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

15.3.	Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

16.	POWERS OF DIRECTORS

16.1.

The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

16.2.

The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

16.3.

The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

16.4.

Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

16.5.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

16.6.

The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

16.7.

The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

17.	PROCEEDINGS OF DIRECTORS

17.1.	The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.

17.2.

The directors may elect a chairman (the “Chairman of the Board of Directors”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting. If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.

17.3.

The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

17.4.	A director shall be given not less than three (3) days’ notice of a meeting of the directors.

17.5.

Notwithstanding Article 17.4, a meeting of directors held in contravention of Article 17.4 is valid if a majority of the directors, entitled to vote at the meeting, have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

17.6.	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.

17.7.

A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2), or in the case of only one director a minimum of one (1).

17.8.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

17.9.

Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

17.10.

A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

18.	INDEMNITY

18.1.	Subject to the provisions of the Act, the Company may indemnify any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

against all losses or liabilities, expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto provided he acted honestly and in good faith with a view to the best interest of the Company and except for his own wilful misconduct or negligence.

18.2.

Expenses, including legal fees, incurred by a person referred to in Article 18.1 in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings.

18.3.

The Company may purchase and maintain insurance in relation to any person who is or was a director, officer, employee, agent or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer, employee, agent or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

18.4.

Neither the amendment nor repeal of this Article 18, nor the adoption of any provision of the Memorandum or Articles of the Company, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding or suit (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

19.	SEAL

19.1.

The directors shall provide for the safe custody of the common seal (if any) of the Company. The common seal when affixed to any instrument except as provided in Article 2.1, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

20.	DISTRIBUTIONS

20.1.

Subject to the provisions of the Act, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in Section 56 of the Act.

20.2.

Subject to the rights of the holders of Shares entitled to special rights as to distributions, all distributions shall be declared and paid according to the par value of the Shares in issue, excluding those Shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.

20.3.

The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

20.4.	If several persons are registered as joint holders of any Share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the Share.

20.5.

Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

20.6.	No distribution shall bear interest against the Company.

21.	COMPANY RECORDS

21.1.	The Company shall keep records that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

21.2.	The Company shall keep:

(a)	minutes of all meetings of:

(i)	directors,

(ii)	members,

(iii)	committees of directors, and

(iv)	committees of members;

(b)	copies of all resolutions consented to by:

(i)	directors,

(ii)	members,

(iii)	committees of directors, and

(iv)	committees of members;

(c)	an imprint of the common seal at the registered office of the Company.

21.3.	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 21.2; and

(b)	minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 21.2.

21.4.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum of Association and Articles of the Company;

(b)	the register of members maintained in accordance with Article 21.7 or a copy of the register of members;

(c)	the register of directors maintained in accordance with Article 21.6 or a copy of the register of directors;

(d)	copies of all notices and other documents filed by the Company in the previous ten years; and

(e)	a copy of the register of charges kept by the Company pursuant to Section 162(1) of the Act.

21.5.

(a)	Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall

(i)	within fifteen (15) days of any change in the register, notify the registered agent, in writing, of the change; and

(ii)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(b)

Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

21.6.

The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.

21.7.

The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered Shares in the Company, the number of each class and series of registered Shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered Shares in the Company.

21.8.	The records, documents and registers required by Articles 21.1 to 21.7 inclusive shall be open to the inspection of the directors at all times.

21.9.

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.

22.	AUDIT

22.1.	The directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

22.2.	The auditor may be a member of the company but no director or officer shall be eligible during his continuance in office.

22.3.

Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

22.4.

The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited Profit and Loss Account and Balance Sheet is to be presented.

23.	NOTICES

23.1.

Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the share register.

23.2.

All notices directed to be given to the members shall, with respect to any registered Shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such Shares.

23.3.

Any notice, if served by post, shall be deemed to have been served within ten (10) days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

24.	PENSION AND SUPERANNUATION FUND

24.1.

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

25.	WINDING UP

25.1.

The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. If the Company shall be wound up, the liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any Shares or other securities whereon there is any liability.

26.	AMENDMENT TO ARTICLES

26.1.	The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the directors or the members.

We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 6th day of February 2006.

Incorporator

Sgnd. Scott Johnstone
Scott Johnstone
Authorised Signatory
Maples Finance BVI Limited